EXHIBIT 10.6


                          AMENDMENT TO CREDIT AGREEMENT


         THIS AMENDMENT made and entered into as of this 12th day of June, 1995, by Taylor Investment Corporation, a Minnesota corporation (herein called "Borrower") for the benefit of Diversified Business Credit, Inc., a Minnesota corporation (herein called "Lender").

                               W I T N E S S E T H
                               -------------------

         WHEREAS, Borrower and Lender executed a Credit Agreement dated as of November 18, 1986 and as amended by a certain Amendment to the Credit Agreement dated as of June 2, 1993, (the Credit Agreement together with the Amendment are herein called the "Credit Agreement");

         WHEREAS, Borrower and Lender desire to alter, amend and modify the Credit Agreement as hereinafter set forth.

         NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Paragraph 1(d) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  1(d) Borrower will pay interest on all outstanding loans under this agreement at an annual rate (computed on the basis of actual days elapsed in a 360-day year) which, for any particular month, shall be the greater of (i) nine percent (9.0%) per annum, of (ii) two percent (2.0%) per annum above the rate of interest publicly announced by National City Bank of Minneapolis from time to time as its "BASE" rate (the Bank may lend to its customers at rates that are at, above, or below the "BASE" rate); provided, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Each change in the interest rate shall take effect simultaneously with the corresponding change in the designated bank's "BASE" rate.

                  All interest shall accrue on the principal balance outstanding from time to time and shall be payable monthly and in any event on demand. Borrower agrees that Lender may at any time or from time to time, without further request by Borrower, make a loan to Borrower, or apply the proceeds of any loan, for the purpose of paying all such interest promptly when due. In the computation of interest, Lender may allow three banking days for the collection of uncollected funds.

         2. Paragraph 1(f) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  1(f) In addition to the interest provided for in Paragraph 1(d) hereof, payable on all outstanding loans under this Agreement, Borrower shall pay Lender, on the date of this Agreement and on each

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         anniversary date thereafter, the sum of Forty Five Thousand Dollars
         ($45,000), which sum shall be due and payable without regard to the amount of loans outstanding hereunder.

         3. Paragraph 2 of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  2. Affiliate. For the purpose of this Agreement, "Affiliate" refers to Four Seasons Realty of Minnesota, Inc., Four Seasons Realty of Wisconsin, Inc., Laurentian Development Corporation, Resort Hospitality, Inc., Four Seasons Realty of Michigan, Inc., T.I. Financial, Inc., Kinkaid Development Corporation and any other corporation, partnership, person or entity which now or hereafter controls, is controlled by, or is under common control with Borrower. Borrower agrees that any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and Lender shall constitute a breach of this Agreement and Event of Default under the Security Documents.

         4. Paragraph 5(a)(3) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  5(a)(3) Unsecured indebtedness, in an amount not exceeding Four Million Dollars ($4,000,000) at any one time outstanding, which is fully subordinated in right of payment to all indebtedness owed to Lender pursuant to a subordination agreement accepted or approved in writing by Lender.

         5. Paragraph 5(a)(6) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  5(a)(6) Secured indebtedness, arising from the purchase of land, as Borrower may from time to time incur; provided however, in no event shall secured indebtedness arising from the purchase of land exceed $4,500,000.

         6. Paragraph 5(c) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  5(c) Expend or contact to expend, in any calendar year, more than Four Hundred Thousand Dollars ($400,000) in the aggregate or more than One Hundred Fifty Thousand Dollars ($150,000) in any one transaction for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset, whether payable currently or in the future.

         7. Paragraph 5(k) of the Credit Agreement is hereby deleted therefrom in its entirety and the following is hereby inserted in lieu thereof:

                  5(k) Permit more than Three Hundred Thousand Dollars ($300,000) to be owing to Borrower by the officers, directors or shareholders of Borrower or any Affiliated Corporation, or members of their families, on account of any loan, travel advance, credit sale or other transaction or event.


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         8. Except as herein specifically set forth, the terms and provisions of the Credit Agreement shall remain in full force and effect without modification, amendment or alteration.

         IN WITNESS WHEREOF, this Amendment to the Credit Agreement has been duly executed and delivered by the proper officers thereunto duly authorized on the day and year first above written.

                                        Taylor Investment Corporation


                                        By   /s/ Philip C. Taylor
                                           -------------------------------------
                                                 Its President

                                        ADDRESS:

                                        Suite 506
                                        43 Main Street South
                                        Minneapolis, Minnesota  55414

Accepted at Minneapolis, MN
on June 19, 1995.

DIVERSIFIED BUSINESS CREDIT, INC.


By      /s/
   --------------------------------------
        Its Vice President


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